INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of II-VI Incorporated on Form S-8 of our reports dated August 7, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of II-VI Incorporated for the year ended June 30, 1998.


Pittsburgh, Pennsylvania
November 12, 1998